                                                                  Exhibit 3.02

                                                       FEDERAL IDENTIFICATION
                                                       NO. 04-2866591
                                                          --------------------
_______________
Examiner

/s/ [ILLEGIBLE]
----------------
Name
Approved

C    [X]

P    [_]

M    [_]

R.A. [_]

  5
-----
P.C.

                       The Commonwealth of Massachusetts

                            William Francis Galvin
                        Secretary of the Commonwealth
             One Ashburton Place, Boston, Massachusetts 02108-1512

                             ARTICLES OF AMENDMENT
                  (General Laws, Chapter 156B, Section 72)

We,           Alan L. Weinstein, *President/
    ---------------------------------------------
and           Michael A. O'Hara, *Clerk/
    ---------------------------------------------
of            J. BAKER, INC.
    ------------------------------------------------------------------,
                 (Exact name of corporation)

located at    555 Turnpike Street, Canton, Massachusetts 02021
            -----------------------------------------------------------,
               (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

              1
------------------------------------------------------------------------
         (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on February
                                                                       --------
26, 2001, by vote of:
--  ----

13,402,212 shares of Common, $.50 par value of 14,068,798 shares outstanding,
----------           ----------------------    ----------
                   (type, class & series if any)
and

---------- shares of ---------------------- of ---------- shares outstanding,
                   (type, class & series if any)
and

---------- shares of ---------------------- of ---------- shares outstanding,
                   (type, class & series if any)

/1/** being at least a majority of each type, class or series outstanding and entitled to vote thereon:/

*Delete the inapplicable words   **Delete the inapplicable clause.
/1/ For amendments adopted pursuant to Chapter 156B, Section 70.
/2/ For amendments adopted pursuant to Chapter 156B, Section 71.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheet of paper with a left margin of at least 1 inch. Additions to more than on article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

-----------------------------------------------------------------------------------------------
      WITHOUT PAR VALUE STOCKS                                   WITH PAR VALUE STOCKS
-----------------------------------------------------------------------------------------------
   TYPE             NUMBER OF SHARES                TYPE     NUMBER OF SHARES       PAR VALUE
-----------------------------------------------------------------------------------------------
Common:                                           Common:
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Preferred:                                        Preferred:
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

Change the total authorized to:

-----------------------------------------------------------------------------------------------
   WITHOUT PAR VALUE STOCKS                          WITH PAR VALUE STOCKS
-----------------------------------------------------------------------------------------------
   TYPE             NUMBER OF SHARES                TYPE     NUMBER OF SHARES       PAR VALUE
-----------------------------------------------------------------------------------------------
Common:                                           Common:
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
Preferred:                                        Preferred:
-----------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------

     1. The name by which the corporation shall be known is:
        CASUAL MALE CORP.









The foregoing amendment(s) will become effective when these Articles of Amendments are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective dated not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ______________________.


SIGNED UNDER THE PENALTIES OF PERJURY, this 26/th/ day of February, 2001,

 /s/ Alan I. Weinstein, *President
----------------------
     Alan I. Weinstein

 /s/ Michael A. O'Hara, *Clerk
----------------------
     Michael A. O'Hara

*Delete the inapplicable words.

                     [LOGO]         [LOGO]         [LOGO]


                            CONSENT TO USE OF NAME



     The Casual Male, Inc., a Massachusetts corporation, hereby consents to the use of the name "Casual Male Corp." by Casual Male Corp., formerly known as J. Baker, Inc., a Massachusetts corporation, for any and all business purposes.



                                       THE CASUAL MALE, INC.



                                       By:  /s/ Michael A. O'Hara
                                          --------------------------------------
                                          Michael A. O'Hara
                                          First Senior Vice President
                                          and Clerk

                       THE COMMONWEALTH OF MASSACHUSETTS

                             ARTICLES OF AMENDMENT
                   (General Laws, Chapter 156B, Section 72)


================================================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $______________ having been paid, said articles are deemed to have been filed with me this _________ day of ___________________ 20 ________.




Effective date:_________________________________







                            WILLIAM FRANCIS GALVIN
                         Secretary of the Commonwealth







                        TO BE FILLED IN BY CORPORATION
                     Photocopy of document to be sent to:


CASUAL MALE CORP.
--------------------------------------------------------------------------------

Attn: Legal Dept.
--------------------------------------------------------------------------------

555 Turnpike Street, Canton, MA 02021
--------------------------------------------------------------------------------

Telephone:  (781) 828-9300, x2539
          ----------------------------------------------------------------------